Exhibit 21.1

INTERPOOL, INC. AND SUBSIDIARIES

Entity	Jurisdiction
INTERPOOL, INC	Delaware
INTERPOOL LIMITED	Barbados
INTERPOOL FINANCE CORP	Cayman Islands
TRAC LEASE, INC	Delaware
INTERPOOL SERVICES, INC	Delaware
MILITARY TRANSPORT, INC	Delaware
MICROTECH LEASING CORPORATION	New Jersey
WM II CORP	Delaware
TRANSACT CORPORATION	Delaware
INTERPOOL FINANCE, INC	Delaware
RAILPOOL, INC	Delaware
INTERPOOL N.V	Curaco, Netherlands Antilles
INTERPOOL (HONG KONG) LIMITED	Hong Kong
INTERPOOL B.V	Netherlands
INTERPOOL (S) PTE LTD	Republic of Singapore
CTC EQUIPMENT AG	Switzerland
INTERPOOL (U.K.) LIMITED	United Kingdom
C.T.C. CONTAINER TRADING (U.K.) LIMITED	United Kingdom
INTERPOOL CONTAINERS INC	Delaware
MICROTECH HOLDING CORP	Delaware
CHASSIS HOLDINGS I LLC	Delaware
INTERPOOL CHASSIS FUNDING L.L.C	Delaware
DATATRAC SERVICES, INC	Delaware
GLOBAL CHASSIS LLC	Delaware
INTERPOOL CONTAINER FUNDING, SRL	Barbados
IPL, LLC	Delaware
INTERPOOL LOGISTICS L.L.C	Delaware
INTERPOOL CONTAINERS LIMITED	Barbados
INTERPOOL CONTAINER SERVICES, INC	Delaware
TRAC LEASE DE MEXICO, S de R.L. de C.V	Mexico